UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2012 (March 2, 2012)

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2012, each of James J. Cullers and William A. Phillips notified Park National Corporation (“Park”) that he decided not to stand for re-election and would retire from the Board of Directors of Park as of the date of the Annual Meeting of Shareholders, April 23, 2012. Mr. Cullers has served as a director of Park since 1997 and as a member of the Board of Directors of the First-Knox National Bank Division since 1977. Mr. Phillips has served as a director of Park since 1990, as a member of the Board of Directors of the Century National Bank Division since 1971 and as Chairman of that Board of Directors since 1986. Each of Mr. Cullers’ term and Mr. Phillips’ term as a director will expire immediately prior to the 2012 Annual Meeting of Shareholders. Each of Mr. Cullers and Mr. Phillips has cited personal reasons, and not any disagreements with Park, as the reason for the decision.

A copy of the News Release issued by Park on March 7, 2012, announcing the decisions by James J. Cullers and William A. Phillips not to stand for re-election and to retire from the Park Board of Directors as of the date of the 2012 Annual Meeting of Shareholders is included as Exhibit 99.1 and incorporated by reference herein.

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Item 9.01 – Financial Statements and Exhibits.

(a)    Not applicable

(b)   Not applicable

(c)    Not applicable

(d)   Exhibits. The following exhibit is included in this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by Park National Corporation on March 7, 2012

[Remainder of page intentionally left blank;

signature on following page.]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: March 7, 2012	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

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 INDEX TO EXHIBITS

Current Report on Form 8-K

Dated March 7, 2012

Park National Corporation

Exhibit No.	Description

99.1	News Release issued by Park National Corporation on March 7, 2012